Exhibit 99.5
NEWS RELEASE

For additional information, contact:
Mark A Schroeder, Chief Executive Officer of German American Bancorp, Inc.
Bradley M Rust, Executive Vice President/CFO of German American Bancorp, Inc.
(812) 482-1314

1 of 11

JANUARY 29, 2013	GERMAN AMERICAN BANCORP, INC. (GABC) REPORTS RECORD 2012 EARNINGS & ANNOUNCES INCREASE IN QUARTERLY CASH DIVIDEND

Jasper, Indiana –January 29, 2013 -- German American Bancorp, Inc. (NASDAQ: GABC) reported record earnings for the year ended on December 31, 2012.  This continued level of strong financial performance in 2012 follows upon a period of exceptional performance during the past five years, as the period of 2008-2012 represents the best five years in the Company’s history in terms of reported annual earnings.  The Company’s return on average shareholder equity of 13.57% in 2012 also was a record, and represents the 8th consecutive year that German American has delivered double-digit returns on shareholders’ equity.

The Company’s 2012 net income of $24.1 million, or $1.90 per share, was an increase of 18%, on a per share basis, over its previous record annual net income of $20.2 million, or $1.61 per share reported in 2011, and represented a 57% increase, on a per share basis, from the $13.4 million, or $1.21 per share, record earnings the Company reported in 2010. Fourth quarter earnings were $6.2 million, or $0.49 per share, an increase of approximately 11% from 2011 fourth quarter results of $5.6 million, or $0.44 per share.

This 2012 record performance was attributable to both an increased level of net interest income, driven by a higher level of earning assets within both the Company’s loan portfolio and securities portfolio, and a reduced level of provision for loan loss, as the Company’s historic level of strong asset quality improved even further in 2012.

The Company also announced an increase in the level of its regular quarterly cash dividend. German American’s Board of Directors declared a regular quarterly cash dividend of $0.15 per share which will be payable on February 20, 2013 to shareholders of record as of February 10, 2013.  This level of regular quarterly cash divided represents approximately a 7% increase above the Company’s prior quarterly cash dividend level.

Additionally, the Company also announced that it will, effective April 1, 2013, redeem all $19.25 million of its outstanding 8% Redeemable Subordinated Debentures due 2019 at a redemption price of 100 percent of the outstanding principal amount plus accrued unpaid interest.  The Debentures, which constitute supplemental regulatory capital for the Company, were issued in April 2009 as a precautionary measure in the face of the looming economic crisis.  Given the Company’s strong financial performance throughout the economic downturn and the stabilization of the current economic environment, the Company’s Board of Directors determined this supplemental regulatory capital is no longer needed, and, therefore, elected to invoke the early redemption feature of the debenture issue.

NEWS RELEASE

For additional information, contact:
Mark A Schroeder, Chief Executive Officer of German American Bancorp, Inc.
Bradley M Rust, Executive Vice President/CFO of German American Bancorp, Inc.
(812) 482-1314
2 of 11

Mark A. Schroeder, German American Chairman & CEO, stated, “This continuation of the trend of our Company’s exceptional financial performance in 2012 is truly a reflection of the skill of our team of financial professionals, the commitment of our client base to honor their financial obligations, and the economic strength within our market area of Southern Indiana.  We are extremely pleased to be able to once again deliver upon our pledge to our customers and our shareholders to offer the very best in financial products and services throughout our Southern Indiana footprint in a safe, sound, and secure manner.  The achievement of this record level of performance over the course of the past five years during an extremely difficult economic period places German American among a very elite group of financial institutions nationwide, and has provided us with the financial wherewithal to prudently redeem the precautionary supplemental regulatory capital issued in 2009, and, most importantly, to increase the level of cash dividends paid to our shareholders.”

Schroeder continued, “As we have previously stated, our Company’s sole focus is on our clients located throughout Southern Indiana, and we recognize that our past, present, and future success as an organization is explicitly linked to the financial well-being of those clients and to the prosperity of the Southern Indiana communities in which we do business.  Within our historic Southern Indiana markets, we’ve enjoyed a very strong level of organic deposit growth during the past several years and in 2012 we saw a significant increase in the level of loan demand from both our business and consumer clients.  Additionally, our presence has been extremely well received by a growing base of new clients since our expansion into the Bloomington, Indiana market in 2007, the Evansville, Indiana market in 2010, and now the Columbus, Indiana market in 2012.

Clearly, clients throughout Southern Indiana are, in increasing numbers, recognizing the value of doing business with German American, and are reaching out to us to assist them in the achievement of their financial goals.  We very much appreciate the opportunity these clients have afforded us and we pledge to them that we will work diligently to achieve their financial goals and to earn their confidence and trust.”

Balance Sheet Highlights

Total assets for the Company increased to $2.006 billion at December 31, 2012, representing an increase of $132.5 million compared with December 31, 2011.  The increase during 2012 was largely attributable to growth of the Company’s loan portfolio.

December 31, 2012 loans outstanding increased by $39.8 million, or approximately 14% on an annualized basis, compared with September 30, 2012, and increased $84.4 million, or approximately 8%, compared to year-end 2011.  The increase in loans during fourth quarter and year ended 2012 was broad based including commercial and industrial loans, commercial real estate loans and agricultural loans.

NEWS RELEASE

For additional information, contact:
Mark A Schroeder, Chief Executive Officer of German American Bancorp, Inc.
Bradley M Rust, Executive Vice President/CFO of German American Bancorp, Inc.
(812) 482-1314

3 of 11
End of Period Loan Balances	12/31/12	09/30/12	12/31/11
(dollars in thousands)

Commercial & Industrial Loans	$335,373	$328,058	$293,172
Commercial Real Estate Loans	488,496	467,666	452,071
Agricultural Loans	179,906	165,198	167,693
Consumer Loans	115,540	116,480	124,479
Residential Mortgage Loans	88,586	90,744	86,134
	$1,207,901	$1,168,146	$1,123,549

Non-performing assets totaled $12.4 million at December 31, 2012 compared to $14.1 million of non-performing assets at September 30, 2012 and $20.6 million at December 31, 2011.  Non-performing assets represented 0.62% of total assets at December 31, 2012 compared to 0.72% of total assets at September 30, 2012, and compared to 1.10% at December 31, 2011.  Non-performing loans totaled $10.7 million at December 31, 2012 compared to $12.5 million at September 30, 2012, and compared to $18.3 million of non-performing loans at December 31, 2011.  Non-performing loans represented 0.89% of total loans at December 31, 2012 compared with 1.08% of total outstanding loans at September 30, 2012 and 1.63% of total loans outstanding at December 31, 2011.

Non-performing Assets
(dollars in thousands)

	12/31/12	9/30/12	12/31/11
Non-Accrual Loans	$10,357	$12,144	$17,857
Past Due Loans (90 days or more)	-	-	-
Restructured Loans	362	382	409
Total Non-Performing Loans	10,719	12,526	18,266
Other Real Estate	1,645	1,610	2,343
Total Non-Performing Assets	$12,364	$14,136	$20,609

The Company’s allowance for loan losses totaled $15.5 million at December 31, 2012 representing a decrease of $402,000 or 10% on an annualized basis from September 30, 2012 and an increase of $208,000 or 1% compared with year-end 2011.  The allowance for loan losses represented 1.29% of period end loans at December 31, 2012 compared with 1.37% of period-end loans at September 30, 2012 and December 31, 2011.  Under acquisition accounting treatment, loans acquired are recorded at fair value which includes a credit risk component, and therefore the allowance on loans acquired is not carried over from the seller.  The Company held a discount on acquired loans of $3.5 million as of December 31, 2012, $3.8 million at September 30, 2012 and $6.4 million at year-end 2011.

Total deposits increased $21.9 million or 5% on an annualized basis, as of December 31, 2012 compared with September 30, 2012 total deposits and increased by approximately $84.7 million or 5% compared with December 31, 2011.

NEWS RELEASE

For additional information, contact:
Mark A Schroeder, Chief Executive Officer of German American Bancorp, Inc.
Bradley M Rust, Executive Vice President/CFO of German American Bancorp, Inc.
(812) 482-1314

4 of 11
End of Period Deposit Balances	12/31/12	09/30/12	12/31/11
(dollars in thousands)

Non-interest-bearing Demand Deposits	$349,174	$327,450	$282,335
IB Demand, Savings, and MMDA Accounts	962,574	933,561	899,584
Time Deposits < $100,000	233,422	248,290	273,663
Time Deposits > $100,000	95,761	109,736	100,616
	$1,640,931	$1,619,037	$1,556,198

Results of Operations Highlights – Year ended December 31, 2012

Net income for the year ended December 31, 2012 totaled $24,055,000 or $1.90 per share, an increase of $3,806,000 or approximately 18% on a per share basis, from the year ended December 31, 2011 net income of $20,249,000 or $1.61 per share.

Summary Average Balance Sheet
(Tax-equivalent basis / dollars in thousands)
	Year Ended December 31, 2012			Year Ended December 31, 2011

	Principal Balance	Income/ Expense	Yield/Rate	Principal Balance	Income/ Expense	Yield/Rate
Assets
Federal Funds Sold and Other Short-term Investments	$44,999	$91	0.20%	$85,217	$216	0.25%
Securities	619,910	16,689	2.69%	499,359	16,482	3.30%
Loans and Leases	1,147,891	61,951	5.40%	1,114,181	64,684	5.81%
Total Interest Earning Assets	$1,812,800	$78,731	4.34%	$1,698,757	$81,382	4.79%

Liabilities
Demand Deposit Accounts	$313,812			$256,544
IB Demand, Savings, and MMDA Accounts	$947,707	$1,764	0.19%	$870,652	$4,314	0.50%
Time Deposits	357,193	5,194	1.45%	394,008	7,672	1.95%
FHLB Advances and Other Borrowings	118,201	3,954	3.35%	126,922	4,194	3.30%
Total Interest-Bearing Liabilities	$1,423,101	$10,912	0.77%	$1,391,582	$16,180	1.16%

Cost of Funds			0.60%			0.95%
Net Interest Income		$67,819			$65,202
Net Interest Margin			3.74%			3.84%

NEWS RELEASE

For additional information, contact:
Mark A Schroeder, Chief Executive Officer of German American Bancorp, Inc.
Bradley M Rust, Executive Vice President/CFO of German American Bancorp, Inc.
(812) 482-1314
5 of 11

During the year ended December 31, 2012, net interest income totaled $66,248,000 representing an increase of $2,267,000 or 4% from the year ended December 31, 2011 net interest income of $63,981,000.  The increased net interest income during 2012 compared with 2011 was driven by a higher level of earning assets including both average loan growth and growth in the securities portfolio.  The tax equivalent net interest margin for the year ended December 31, 2012 was 3.74% compared to 3.84% in 2011.  The decline in the net interest margin during 2012 compared with the 2011 was largely attributable to the continued downward pressure on earning asset yields being driven by a historically low market interest rate environment and a very competitive marketplace for lending opportunities.  Partially mitigating the decline in earning assets yields was a 35 basis points decline in the Company’s cost of funds during 2012 compared to 2011 which was driven by a continued decline in deposit rates.

The provision for loan loss totaled $2,412,000 during the year ended December 31, 2012 representing a decline of $4,388,000 or 65% from the year ended December 31, 2011.  During 2012, the provision for loan loss represented approximately 21 basis points of average loans while net charge-offs represented approximately 19 basis points of average loans.  The significant decline in the Company’s provision for loan loss during 2012 compared with 2011 was largely attributable to a lower level of net charge-offs and overall improvement in the level of adversely classified and non-performing loans.

During the year ended December 31, 2012, non-interest income increased approximately 1% from the year ended December 31, 2011.

	Year Ended	Year Ended
Non-interest Income	12/31/12	12/31/11
(dollars in thousands)

Trust and Investment Product Fees	$2,657	$2,145
Service Charges on Deposit Accounts	4,076	4,154
Insurance Revenues	5,524	5,819
Company Owned Life Insurance	974	1,100
Interchange Fee Income	1,724	1,501
Other Operating Income	1,955	1,452
Subtotal	16,910	16,171
Net Gains on Loans	3,234	2,381
Net Gains on Securities	1,667	3,024
Total Non-interest Income	$21,811	$21,576

Trust and investment product fees increased $512,000 or 24% during 2012 compared with 2011.  The increase was primarily attributable to increased trust revenues supplemented by increased retail brokerage revenues.  Insurance revenues decreased approximately $295,000 or 5% during 2012 as compared to 2011 as a result of lower contingency revenue.  Contingency revenue totaled $88,000 during 2012 compared $872,000 in 2011.  The decline in contingency revenue was partially offset by an increased level of commercial insurance revenues during 2012 compared with 2011.

NEWS RELEASE

For additional information, contact:
Mark A Schroeder, Chief Executive Officer of German American Bancorp, Inc.
Bradley M Rust, Executive Vice President/CFO of German American Bancorp, Inc.
(812) 482-1314
6 of 11

Other operating income increased $503,000 or 35% during 2012 compared with 2011.  The increase was primarily related to a net gain on sales of other real estate during 2012 compared with a net loss on sales and write-downs of other real estate during 2011.

Net gains on sales of loans increased $853,000, or 36%, during 2012 compared with the same period of 2011.  Loan sales totaled $186.8 million during 2012 compared with $134.2 million during 2011.  The net gain on securities declined $1,357,000, or 45%, during 2012 compared with 2011.  During 2012, the Company realized net gains on the sale of securities of $1,667,000 related to the sale of approximately $94.3 million of securities. During 2011, the Company realized net gains on securities of $3,024,000 related to the sale of approximately $59.3 million of securities in the fourth quarter of 2011 and a gain of $1,045,000 during the first quarter of 2011 related to the acquisition accounting treatment of the existing equity ownership position the Company held in American Community at the time of acquisition.

During the year ended December 31, 2012, non-interest expense remained very stable compared with the year ended December 31, 2011, increasing by less than 1%.

	Year Ended	Year Ended
Non-interest Expense	12/31/12	12/31/11
(dollars in thousands)

Salaries and Employee Benefits	$29,086	$27,992
Occupancy, Furniture and Equipment Expense	7,064	7,198
FDIC Premiums	1,116	1,473
Data Processing Fees	1,071	2,092
Professional Fees	2,247	2,056
Advertising and Promotion	1,714	1,525
Intangible Amortization	1,655	1,956
Other Operating Expenses	6,970	6,490
Total Non-interest Expense	$50,923	$50,782

Salaries and employee benefits increased $1,094,000 or 4% during 2012 compared with 2011.  The increase in salaries and benefits during 2012 compared with 2011 was primarily the result of an increased number of full-time equivalent employees, increased costs related to the Company’s partially self-insured health insurance plan and increased commission payout related to higher levels of mortgage loan sales revenues in the secondary market and increased insurance revenues.  During 2011, approximately $875,000 of merger-related salary and benefit costs were incurred related to the acquisition of American Community Bancorp, Inc. which partially mitigated the increases in salaries and benefits during 2012.

The Company’s FDIC deposit insurance assessments decreased $357,000 or 24% during 2012 compared with 2011.  This decline was attributable to changes in the deposit insurance assessment calculation that became effective in the second quarter of 2011 related to the Dodd Frank Act.

NEWS RELEASE

For additional information, contact:
Mark A Schroeder, Chief Executive Officer of German American Bancorp, Inc.
Bradley M Rust, Executive Vice President/CFO of German American Bancorp, Inc.
(812) 482-1314
7 of 11

Data processing fees declined $1,021,000, or 49%, during 2012 compared with 2011.  The decline was largely related to running the Bank of Evansville’s separate core processing system during the first four months of 2011 and the resolution of a contractual dispute during the first quarter of 2012 related to the acquisition of American Community Bancorp and its banking subsidiary the Bank of Evansville.  An expense for the cancellation of the data processing contract was recorded in the first quarter of 2011, and upon resolution of the contractual dispute, a portion of that accrued expense was reversed in the first quarter of 2012.  The customers of the Bank of Evansville were moved to the Company’s core processing system during April 2011.

Results of Operations Highlights – Quarter ended December 31, 2012

Net income for the quarter ended December 31, 2012 totaled $6,194,000 or $0.49 per share, a decrease of $98,000, or 2%, from the third quarter of 2012 net income of $6,292,000 or $0.50 per share, and an increase of $621,000, or 11%, from the fourth quarter of 2011 net income of $5,573,000 or $0.44 per share.

Summary Average Balance Sheet
(Tax-equivalent basis / dollars in thousands)
	Quarter Ended December 31, 2012			Quarter Ended September 30, 2012			Quarter Ended December 31, 2011

	Principal Balance	Income/ Expense	Yield/ Rate	Principal Balance	Income/ Expense	Yield/ Rate	Principal Balance	Income/ Expense	Yield/ Rate
Assets
Federal Funds Sold and Other Short-term Investments	$22,910	$7	0.12%	$31,575	$11	0.14%	$62,502	$37	0.24%
Securities	632,773	3,942	2.49%	634,605	4,197	2.65%	587,788	4,451	3.03%
Loans and Leases	1,194,173	15,377	5.13%	1,161,325	15,148	5.19%	1,124,687	15,884	5.61%
Total Interest Earning Assets	$1,849,856	$19,326	4.16%	$1,827,505	$19,356	4.22%	$1,774,977	$20,372	4.56%

Liabilities
Demand Deposit Accounts	$342,396			$322,003			$277,361
IB Demand, Savings, and MMDA Accounts	$967,147	$394	0.16%	$943,035	$387	0.16%	$914,969	$820	0.36%
Time Deposits	341,510	1,041	1.21%	358,477	1,235	1.37%	390,787	1,702	1.73%
FHLB Advances and Other Borrowings	117,526	888	3.01%	121,340	938	3.08%	134,015	1,087	3.22%
Total Interest-Bearing Liabilities	$1,426,183	$2,323	0.65%	$1,422,852	$2,560	0.72%	$1,439,771	$3,609	0.99%

Cost of Funds			0.50%			0.56%			0.80%
Net Interest Income		$17,003			$16,796			$16,763
Net Interest Margin			3.66%			3.66%			3.76%

NEWS RELEASE

For additional information, contact:
Mark A Schroeder, Chief Executive Officer of German American Bancorp, Inc.
Bradley M Rust, Executive Vice President/CFO of German American Bancorp, Inc.
(812) 482-1314
8 of 11

During the quarter ended December 31, 2012, net interest income totaled $16,594,000 representing an increase of $201,000, or 1%, from the quarter ended September 30, 2012 net interest income of $16,393,000 and an increase of $187,000, or approximately 1%, compared with the quarter ended December 30, 2011 net interest income of $16,407,000.  The tax equivalent net interest margin for the quarter ended December 31, 2012 was 3.66% compared to 3.66% in the third quarter of 2012 and 3.76% in the fourth quarter of 2011.  Accretion of loan discounts on acquired loans contributed approximately 8 basis points on an annualized basis to the net interest margin in the fourth quarter of 2012 compared with 6 basis points in both the third quarter of 2012 and the fourth quarter of 2011.

The provision for loan loss totaled $691,000 during the quarter ended December 31, 2012 representing an increase of $51,000 or 8% from the third quarter of 2012 and a decline of $2,290,000 or 76% from the fourth quarter of 2011.  During the fourth quarter of 2012, the provision for loan loss represented approximately 23 basis points of average loans on an annualized basis while net charge-offs represented approximately 37 basis points of average loans on an annualized basis.

During the quarter ended December 31, 2012, non-interest income totaled $6,019,000, a decrease of $139,000 or 2%, compared with the quarter ended September 30, 2012, and a decrease of $621,000, or 9%, compared with the fourth quarter of 2011.

	Quarter Ended	Quarter Ended	Quarter Ended
Non-interest Income	12/31/12	09/30/12	12/31/11
(dollars in thousands)

Trust and Investment Product Fees	$638	$659	$584
Service Charges on Deposit Accounts	1,075	1,049	1,019
Insurance Revenues	1,306	1,469	1,219
Company Owned Life Insurance	251	213	264
Interchange Fee Income	415	418	375
Other Operating Income	455	811	470
Subtotal	4,140	4,619	3,931
Net Gains on Loans	904	941	730
Net Gains on Securities	975	598	1,979
Total Non-interest Income	$6,019	$6,158	$6,640

Insurance revenues decreased $163,000, or 11%, during the quarter ended December 31, 2012, compared with the third quarter of 2012 and increased $87,000, or 7%, compared with the fourth quarter of 2011.  The change in both comparative periods was largely attributable to commercial related insurance revenues.

NEWS RELEASE

For additional information, contact:
Mark A Schroeder, Chief Executive Officer of German American Bancorp, Inc.
Bradley M Rust, Executive Vice President/CFO of German American Bancorp, Inc.
(812) 482-1314
9 of 11

Other operating income decreased $356,000 or 44% during the quarter ended December 31, 2012 compared with the third quarter of 2012 and decreased $15,000 or 3% compared with the fourth quarter of 2011.  The decrease in the fourth quarter of 2012 compared to the third quarter of 2012 was largely related to the net gain on sales of other real estate which totaled approximately $301,000 during the third quarter of 2012 compared with a net loss on sales and write-downs of other real estate of $10,000 during the fourth quarter of 2012.

Net gains on sales of loans totaled $904,000 during the quarter ended December 31, 2012, a decrease of $37,000, or 4%, compared to the third quarter of 2012 and an increase of $174,000, or 24%, compared with the fourth quarter of 2011.  Loan sales totaled $58.6 million during the fourth quarter of 2012, compared with $37.8 million during the third quarter of 2012 and $55.9 million during the fourth quarter of 2011.

During the fourth quarter of 2012, the Company realized a net gain on the sale of securities of $975,000 related to the sale of approximately $44.8 million of securities, compared to $598,000 related to the sale of approximately $40.4 million of securities in the third quarter of 2012 and $1,979,000 related to the sale of $59.3 million in the fourth quarter of 2011.

During the quarter ended December 31, 2012, non-interest expense totaled $13,179,000, an increase of $451,000, or 4%, compared with the quarter ended September 30, 2012, and an increase of $543,000, or 4%, compared with the fourth quarter of 2011.

	Quarter Ended	Quarter Ended	Quarter Ended
Non-interest Expense	12/31/12	09/30/12	12/31/11
(dollars in thousands)

Salaries and Employee Benefits	$7,677	$7,261	$7,182
Occupancy, Furniture and Equipment Expense	1,791	1,716	1,739
FDIC Premiums	265	271	282
Data Processing Fees	325	311	271
Professional Fees	470	585	426
Advertising and Promotion	506	439	525
Intangible Amortization	386	405	461
Other Operating Expenses	1,759	1,740	1,750
Total Non-interest Expense	$13,179	$12,728	$12,636

NEWS RELEASE

For additional information, contact:
Mark A Schroeder, Chief Executive Officer of German American Bancorp, Inc.
Bradley M Rust, Executive Vice President/CFO of German American Bancorp, Inc.
(812) 482-1314
10 of 11

Salaries and benefits increased $416,000, or 6%, during the quarter ended December 31, 2012 compared with the third quarter of 2012 and increased $495,000, or 7%, compared with the fourth quarter of 2011.  The increase in salaries and benefits during the fourth quarter of 2012 compared with the third quarter of 2012 was largely related to an increased level of full-time equivalent employees and increased costs related to the Company’s incentive compensation plans based on projected results of the participant’s balanced scorecards.  The increase in salaries and benefits during the fourth quarter of 2012 compared with the fourth quarter of 2011 was primarily the result of an increased number of full-time equivalent employees, increased levels of incentive compensation, increased costs related to the Company’s partially self-insured health insurance plan and increased commission payout related to a higher level of insurance revenues.

About German American

German American Bancorp, Inc., is a NASDAQ-traded (symbol: GABC) financial services holding company based in Jasper, Indiana.  German American, through its banking subsidiary German American Bancorp, operates 34 retail banking offices in 13 southern Indiana counties. The Company also owns a trust, brokerage, and financial planning subsidiary (German American Financial Advisors & Trust Company) and a full line property and casualty insurance agency (German American Insurance, Inc.).

Cautionary Note Regarding Forward-Looking Statements

The Company’s statements in this press release regarding the continuing growth and expansion of the Company’s business, its continued improvement in asset quality metrics, and the continuation of its trend of record-setting financial performance could be deemed to be “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995.  Readers are cautioned that, by their nature, forward-looking statements are based on assumptions and are subject to risks, uncertainties, and other factors. Actual results and experience could differ materially from the anticipated results or other expectations expressed or implied by these forward-looking statements as a result of a number of factors, including but not limited to, those discussed in the press release. Factors that could cause actual experience to differ from the expectations implied in this press release include the unknown future direction of interest rates and the timing and magnitude of any changes in interest rates; changes in competitive conditions; the introduction, withdrawal, success and timing of asset/liability management strategies or of mergers and acquisitions and other business initiatives and strategies; changes in customer borrowing, repayment, investment and deposit practices; changes in fiscal, monetary and tax policies; changes in financial and capital markets; deterioration in general economic conditions, either nationally or locally, resulting in, among other things, credit quality deterioration; capital management activities, including possible future sales of new securities, or possible repurchases or redemptions by the Company of outstanding debt or equity securities; risks of expansion through acquisitions and mergers, such as unexpected credit quality problems of the acquired loans or other assets, unexpected attrition of the customer base of the acquired institution or branches, and difficulties in integration of the acquired operations; factors driving impairment charges on investments; the impact, extent and timing of technological changes; litigation liabilities, including related costs, expenses, settlements and judgments, or the outcome of matters before regulatory agencies, whether pending or commencing in the future; actions of the Federal Reserve Board; changes in accounting principles and interpretations; potential increases of

NEWS RELEASE

For additional information, contact:
Mark A Schroeder, Chief Executive Officer of German American Bancorp, Inc.
Bradley M Rust, Executive Vice President/CFO of German American Bancorp, Inc.
(812) 482-1314
11 of 11

federal deposit insurance premium expense, and possible future special assessments of FDIC premiums, either industry wide or specific to the Company’s banking subsidiary; actions of the regulatory authorities under the Dodd-Frank Wall Street Reform and Consumer Protection Act and the Federal Deposit Insurance Act and other possible legislative and regulatory actions and reforms; and the continued availability of earnings and excess capital sufficient for the lawful and prudent declaration and payment of cash dividends.  Such statements reflect our views with respect to future events and are subject to these and other risks, uncertainties and assumptions relating to the operations, results of operations, growth strategy and liquidity of the Company.  Readers are cautioned not to place undue reliance on these forward-looking statements.  It is intended that these forward-looking statements speak only as of the date they are made.  We do not undertake any obligation to release publicly any revisions to these forward-looking statements to reflect future events or circumstances or to reflect the occurrence of unanticipated events.

GERMAN AMERICAN BANCORP, INC.
(unaudited, dollars in thousands except per share data)

Consolidated Balance Sheets

	December 31,	September 30,	December 31,
	2012	2012	2011

ASSETS
Cash and Due from Banks	$41,624	$33,960	$28,366
Short-term Investments	7,463	29,828	32,737
Interest-bearing Time Deposits with Banks	2,707	2,715	5,986
Investment Securities	587,948	612,742	517,534

Loans Held-for-Sale	16,641	18,993	21,485

Loans, Net of Unearned Income	1,204,866	1,165,134	1,120,993
Allowance for Loan Losses	(15,520)	(15,922)	(15,312)
Net Loans	1,189,346	1,149,212	1,105,681

Stock in FHLB and Other Restricted Stock	8,340	8,340	8,340
Premises and Equipment	36,554	36,730	37,706
Goodwill and Other Intangible Assets	21,557	21,942	23,211
Other Assets	94,120	47,836	92,721
TOTAL ASSETS	$2,006,300	$1,962,298	$1,873,767

LIABILITIES
Non-interest-bearing Demand Deposits	$349,174	$327,450	$282,335
Interest-bearing Demand, Savings, and
Money Market Accounts	962,574	933,561	899,584
Time Deposits	329,183	358,026	374,279
Total Deposits	1,640,931	1,619,037	1,556,198

Borrowings	161,006	141,074	130,993
Other Liabilities	19,337	19,218	18,966
TOTAL LIABILITIES	1,821,274	1,779,329	1,706,157

SHAREHOLDERS' EQUITY
Common Stock and Surplus	108,254	108,065	107,633
Retained Earnings	66,421	61,996	49,434
Accumulated Other Comprehensive Income	10,351	12,908	10,543
TOTAL SHAREHOLDERS' EQUITY	185,026	182,969	167,610

TOTAL LIABILITIES AND
SHAREHOLDERS' EQUITY	$2,006,300	$1,962,298	$1,873,767

END OF PERIOD SHARES OUTSTANDING	12,636,656	12,630,646	12,594,258

BOOK VALUE PER SHARE	$14.64	$14.49	$13.31

GERMAN AMERICAN BANCORP, INC.
(unaudited, dollars in thousands except per share data)

Consolidated Statements of Income

	Three Months Ended			Year Ended
	December 31,	September 30,	December 31,	December 31,	December 31,
	2012	2012	2011	2012	2011

INTEREST INCOME
Interest and Fees on Loans	$15,311	$15,082	$15,825	$61,691	$64,445
Interest on Short-term Investments and Time Deposits	7	11	37	91	216
Interest and Dividends on Investment Securities	3,599	3,860	4,154	15,378	15,500
TOTAL INTEREST INCOME	18,917	18,953	20,016	77,160	80,161

INTEREST EXPENSE
Interest on Deposits	1,435	1,622	2,522	6,958	11,986
Interest on Borrowings	888	938	1,087	3,954	4,194
TOTAL INTEREST EXPENSE	2,323	2,560	3,609	10,912	16,180

NET INTEREST INCOME	16,594	16,393	16,407	66,248	63,981
Provision for Loan Losses	691	640	2,900	2,412	6,800
NET INTEREST INCOME AFTER
PROVISION FOR LOAN LOSSES	15,903	15,753	13,507	63,836	57,181

NON-INTEREST INCOME
Net Gain on Sales of Loans	904	941	730	3,234	2,381
Net Gain on Securities	975	598	1,979	1,667	3,024
Other Non-interest Income	4,140	4,619	3,931	16,910	16,171
TOTAL NON-INTEREST INCOME	6,019	6,158	6,640	21,811	21,576

NON-INTEREST EXPENSE
Salaries and Benefits	7,677	7,261	7,182	29,086	27,992
Other Non-interest Expenses	5,502	5,467	5,454	21,837	22,790
TOTAL NON-INTEREST EXPENSE	13,179	12,728	12,636	50,923	50,782

Income before Income Taxes	8,743	9,183	7,511	34,724	27,975
Income Tax Expense	2,549	2,891	1,938	10,669	7,726

NET INCOME	$6,194	$6,292	$5,573	$24,055	$20,249

BASIC EARNINGS PER SHARE	$0.49	$0.50	$0.44	$1.91	$1.61
DILUTED EARNINGS PER SHARE	$0.49	$0.50	$0.44	$1.90	$1.61

WEIGHTED AVERAGE SHARES OUTSTANDING	12,631,538	12,628,335	12,593,779	12,622,049	12,581,646
DILUTED WEIGHTED AVERAGE SHARES OUTSTANDING	12,651,225	12,648,924	12,600,997	12,637,743	12,587,748

GERMAN AMERICAN BANCORP, INC.
(unaudited, dollars in thousands except per share data)

		Three Months Ended			Year Ended
		December 31,	September 30,	December 31,	December 31,	December 31,
		2012	2012	2011	2012	2011
EARNINGS PERFORMANCE RATIOS
	Annualized Return on Average Assets	1.26%	1.29%	1.17%	1.24%	1.11%
	Annualized Return on Average Equity	13.48%	13.97%	13.39%	13.57%	12.67%
	Net Interest Margin	3.66%	3.66%	3.76%	3.74%	3.84%
	Efficiency Ratio (1)	57.25%	55.45%	54.00%	56.82%	58.52%
	Net Overhead Expense to Average Earning Assets (2)	1.55%	1.44%	1.35%	1.61%	1.72%

ASSET QUALITY RATIOS
	Annualized Net Charge-offs to Average Loans	0.37%	0.14%	0.98%	0.19%	0.43%
	Allowance for Loan Losses to Period End Loans	1.29%	1.37%	1.37%
	Non-performing Assets to Period End Assets	0.62%	0.72%	1.10%
	Non-performing Loans to Period End Loans	0.89%	1.08%	1.63%
	Loans 30-89 Days Past Due to Period End Loans	0.39%	0.40%	0.41%

SELECTED BALANCE SHEET & OTHER FINANCIAL DATA
	Average Assets	$1,972,666	$1,945,853	$1,902,179	$1,934,123	$1,823,703
	Average Earning Assets	$1,849,856	$1,827,505	$1,774,977	$1,812,800	$1,698,757
	Average Total Loans	$1,194,172	$1,161,325	$1,124,687	$1,147,891	$1,114,181
	Average Demand Deposits	$342,396	$322,003	$277,361	$313,812	$256,544
	Average Interest Bearing Liabilities	$1,426,183	$1,422,852	$1,439,771	$1,423,101	$1,391,582
	Average Equity	$183,841	$180,181	$166,492	$177,207	$159,765

	Period End Non-performing Assets (3)	$12,364	$14,136	$20,609
	Period End Non-performing Loans (4)	$10,719	$12,526	$18,266
	Period End Loans 30-89 Days Past Due (5)	$4,646	$4,603	$4,634

	Tax Equivalent Net Interest Income	$17,003	$16,796	$16,763	$67,819	$65,202
	Net Charge-offs during Period	$1,093	$410	$2,754	$2,204	$4,805

(1)	Efficiency Ratio is defined as Non-interest Expense divided by the sum of Net Interest Income, on a tax equivalent basis, and Non-interest Income.
(2)	Net Overhead Expense is defined as Total Non-interest Expense less Total Non-interest Income.
(3)	Non-performing assets are defined as Non-accrual Loans, Loans Past Due 90 days or more, Restructured Loans, and Other Real Estate Owned.
(4)	Non-performing loans are defined as Non-accrual Loans, Loans Past Due 90 days or more, and Restructured Loans.
(5)	Loans 30-89 days past due and still accruing.